Exhibit 99.1

Business Overview Stephen Morris President and Chief Executive Officer

Safe Harbor Statement Statements made in this presentation that are not historical in nature, particularly those regarding expected performance in 2004 and future years, are forward-looking statements. These forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known by the company that could cause such material differences discussed from time to time in Arbitron's filings with the Securities and Exchange Commission, including in particular the risk factors discussed under the caption "ITEM 1. BUSINESS - Business Risks" in our Annual Report on Form 10-K,

Company Profile 55 years in business Audience measurement pioneer $274M revenue/1,200 employees Spun out of Ceridian 4/1/01 NYSE "ARB"

Unique Investment Opportunity 1. Strong platform for growth Global credentials in media research/information Long-term customer relationships Recurring revenues/high margins/strong cash flow Broad penetration of media industry Stable, motivated organization

Unique Investment Opportunity (cont'd.) 2. Rapidly changing/growing market High demand for information 3. Major growth initiatives ready for market

Mission "A Global Leader in Media Information" U.S. Based Global Radio Media (Multimedia) Data Information

Core Products "Must Have" for Buy/Sell Ratings "Qualitative" research (Multimedia purchase data) Application software

Unique Breadth of Market Presence 4,449 Radio Stations 1,981 Agencies 341 Television Stations 506 Advertisers 144 Newspapers 79 Outdoor Customers 98 Cable Customers

All logos represent registered trademarks. Established Client Base

Revenue Composition Radio-Related Revenue 82% All Other 18% 100% Ratings 71% Software 15% Qualitative 10% Custom 4% 100%

Highly Favorable Industry Trends Proliferation New customers Globalization Demand for universal standard of measurement Consolidation Integrated information for cross-platform selling Aggressive users of information Accountability Quantify cause/effect of advertising

Radio Consolidation Positives 100% group renewals Multiyear contracts All services New stations "Group" products Cross-platform selling Negatives Price negotiation

Aggressive Two-Pronged Strategy 1. Protect/build audience measurement core 2. Develop media and marketing applications of PPM

Strategies 1. Protect/build audience measurement core Build customer satisfaction Add value with "qualitative" and software Expand to national radio (RADAR(r)) Extend to new media (outdoor, other) Develop single-source multimedia (PPM) Expand geographically PPM (Europe, Asia) Diary (Mexico, Latin America)

Strategies (cont'd.) 2. Develop media and marketing applications of PPM

(c) Arbitron Inc. Successful Radio Penetration Substantial Growth from All Products 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 Radio Ratings 1978 2152 2303 2599 2986 3147 3500 3700 4000 4409 4449 Access Software 384 1003 1497 1878 2556 3114 3080 3293 3600 3698 4017 Purchase Data 428 424 492 718 2121 2574 3011 3102 3448 3704 4319 MapMAKER 218 427 754 901 1006 1350 1337 TAPSCAN 1062 1300 1599 2119 2329 2723 PD Advantage 104 419 529 925 1381 Maximi$er Plus 1155 1378

PPM - What Is It? Personal, portable, passive meter Single-source measure of all audible media TV, cable, radio, streaming via Internet Tie-in to other media (outdoor, in-store, print, etc.)

(c) Arbitron Inc. PPM - How It Works

PPM - Benefits Single source Efficient, more precise media targeting Multimedia Spread the cost; larger sample size; cross-media planning Portable Away-from-home measurement Electronic/passive Handle complexity of proliferation and time shifting Single-source linkage to product purchase database

PPM - Status U.S. Ratings Philadelphia Tests Year I - research test (equipments works, respondents comply) Year II - response rate research - lab for emerging uses Remaining issues: Radio acceptance Resolve Nielsen JV Houston test Large scale Response rates Help build ratings Exact roll-out schedule to follow

PPM - Status International PPM Partnerships in place with TNS (Belgium, Singapore, Netherlands) and BBM (Canada) Active (paid) testing plans with two other major companies

PPM - Status Marketing Panel National multimedia panel adding print, Internet, in-store, movies and outdoor. Direct linkage of advertising to attitude change and purchase IRI/CAN/NFO Advertiser proprietary panel or database High level of interest due to "accountability" trend Proof of concept in 2003 - 2004 underway Suppliers, partners, customers How big, how fast, what cost?

Experienced Management Team Name Title Industry Experience (Years) Steve Morris President and CEO Arbitron (11) Spectra Marketing (3) Vidcode (3) General Foods/ Maxwell House (17) Bill Walsh EVP and CFO Arbitron/Ceridian (39) Pierre Bouvard President- Arbitron (15) Internet/New Ventures Industry Consultant (5) Owen Charlebois President-U.S. Media Arbitron (3) BBM Canada (10) Other Research (13)

Financial Overview Bill Walsh Executive Vice President, Finance and Planning and Chief Financial Officer

(c) Arbitron Inc. Arbitron: Growing Revenue, High Steady Margins 1996 1997 1998 1999 2000 2001 2002 2003 EBIT 44 45 56 66 75 76 86 93 Revenue 134 144 174 190 207 228 250 274 EBIT Margin 0.328 0.313 0.322 0.347 0.362 0.332 0.343 0.339 ($ in millions) (1) Excludes $4.3 million write-off related to discontinued operations. (1) 1996-2003 Revenue CAGR = 10.2%